Exhibit 99.1
For Immediate Release Liberated Syndication Inc. (LSYN) March 15, 2022

Liberated Syndication Announces

$4.75 Million of New Equity Financing

Financing follows Libsyn’s acquisition of PAR and rapid growth of AdvertiseCast

Pittsburgh, PA – March 15, 2022 - Liberated Syndication Inc. (LSYN) (“Libsyn” or the “Company”), the industry’s leading podcast hosting platform and advertising marketplace, today announced that it has raised gross proceeds of $4.75 million in a private placement led by Camac Partners, LLC, along with other existing shareholders and several new investors. Libsyn sold 1.27 million shares of its common stock at a price of $3.75 per share.

“This new equity financing comes at such an exciting time in the history of Libsyn. With the acquisitions of AdvertiseCast in June 2021 and PAR in February 2022, Libsyn is now one of the largest independent and fastest-growing advertising marketplaces in the podcast sector,” said Brad Tirpak, Libsyn’s CEO. “The PAR transaction will allow us to scale our AdvertiseCast platform even faster than we initially projected by adding experienced team members to our organization, increasing our inventory, and expanding our reach to new advertisers. The additional capital gives us greater flexibility across our businesses as we seek to become the preferred destination for both creators and advertisers.”

The company also announced that AdvertiseCast revenue exceeded $18 million in calendar year 2021, which triggers an earnout to the AdvertiseCast members under the purchase agreement, subject to final review. Libsyn acquired AdvertiseCast on June 4, 2021. AdvertiseCast reported $12 million in revenue in calendar year 2020.

Following the PAR acquisition and the financing transaction announced today, Libsyn has a cash balance of approximately $13 million and 27.86 million shares issued and outstanding.

The Libsyn and AdvertiseCast financial information included in this press release is unaudited. The securities offered have not been nor will be registered under the Securities Act of 1933, as amended, and may not be offered absent registration or an exemption from registration. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Liberated Syndication

Founded in 2004, Liberated Syndication Inc. (“Libsyn”) is the leading ‘Podcasting As A Service’ platform that empowers creators to host, distribute, monetize, amplify, and measure their audio content. In 2021, the Company delivered over 6 billion downloads and hosted over 5.8 million podcast episode files from more than 75,000 podcasts around the world. Libsyn’s dynamic, open ecosystem is designed to meet the needs of the full spectrum of podcast creators and foster the effortless creation, development, monetization, and growth of their podcasts. Brands powered by the Company include podcast creation platform, Libsyn Studio; podcast membership platform, Libsyn’s Glow; web hosting platform, Pair Networks; and Libsyn’s AdvertiseCast, the industry’s premier podcast advertising marketplace that connects advertisers with podcasters.

Libsyn is based in Pittsburgh with associates in 21 states and new team members in Dallas, Chicago, Orlando, and Jackson Hole.

Visit https://www.podadreps.com/podcasts-all to see some of the podcasts joining the AdvertiseCast marketplace.

Visit libsyn.com or investor.libsyn.com for more company information.

Contact:

At the Company:

Laurie Sims, Chief Operating Officer

Liberated Syndication

investor@libsyn.com

Jeremy Hellman, CFA, VP

The Equity Group Inc.

(212) 836-9626

jhellman@equityny.com

Forward-Looking Statement

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “would,”

“will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements contained herein may relate to future events, including our financial performance and the integration of PAR with AdvertiseCast and Libsyn.

These statements are subject to risk, uncertainties, and assumptions as to future events and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to, those related to the outbreak of the coronavirus (“COVID-19”) and the global spread of COVID-19 during 2022, our change in business strategy towards more heavy reliance upon on our new talent segment and wholesale channels, our recent management and Board of Directors changes, actions of regulators (including the Securities and Exchange Commission) concerning our business operations or trading markets for our securities, the extent to which we are able to develop new services and markets for our services, our significant reliance on third parties to distribute our content, the level of demand and market acceptance of our services and the “Risk Factors” set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on 10-Q and other filings with the Securities and Exchange Commission.